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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 23, 2003

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-15925 (Commission File Number)	13-3893191 (I.R.S. Employer Identification No.)
155 Franklin Road, Suite 400 Brentwood, Tennessee 37027 (Address of principal executive offices)

Registrant's telephone number, including area code: (615) 373-9600

ITEM 5. OTHER EVENTS

        On January 23, 2003, Community Health Systems, Inc. announced an open market share repurchase program of up to five million (5,000,000) shares of the Company's Common Stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits

99.1	Press release of Community Health Systems, Inc. dated January 23, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 23, 2003	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ WAYNE T. SMITH Wayne T. Smith Chairman of the Board President and Chief Executive Officer (principal executive officer)
	By:	/s/ W. LARRY CASH W. Larry Cash Executive Vice President and Chief Financial Officer (principal financial officer)

Index to Exhibits
Filed with the Current Report on Form 8-K
Dated January 23, 2003

Exhibit Number	Description
99.1	Press Release dated January 23, 2003

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Index to Exhibits Filed with the Current Report on Form 8-K Dated January 23, 2003